
                                                                                        Exhibit 99(d)(1)

                       MONTHLY SERVICER'S CERTIFICATE
            (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
          OF THE SERIES 2003-1 TRANSITION PROPERTY SERVICING AGREEMENT)

              ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                          Series 2003-1 Bonds

         Oncor Electric Delivery Company, as Servicer

         Pursuant to the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the "Series 2003-1 Transition Property Servicing
Agreement") between Oncor Electric Delivery Company, as Servicer, and Oncor
Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:



         SERIES 2003-1 COLLECTION PERIOD: October 2003



                                                                                       c. Actual            d. Series 2003-1
                                                                                          Series 2003-1        Transition
                                       a. Series 2003-1           b. Series 2003-1        Transition           Charge
                                          Transition                 Transition           Charge               Remittance
                                          Charge in                  Charge               Payments             Made to
Customer Class                            Effect                     Billed               Received             Trustee
--------------                            -------                    -------              --------             --------
Residential Service                    $0.000599 / kWh            $1,607,150.24         $1,989,981.53         $1,989,981.53

General Service Secondary                                         $1,807,438.48         $1,477,669.84         $1,477,669.84
            Non-demand                 $0.000577 / kWh

            Demand                     $0.158 / kW

General Service Primary                                             $213,953.64           $189,271.20           $189,271.20

          Non-demand                   $0.000395 / kWh

          Demand                       $0.161 / kW

High Voltage Service                   $0.197 / kW                  $294,313.09           $130,285.10           $130,285.10

Lighting Service                       $0.000724 / kWh               $29,560.06            $14,124.68            $14,124.68

Instantaneous Interruptible            $0.083 / kW                   $73,199.50            $65,165.26            $65,165.26

Noticed Interruptible                  $0.150 / kW                  $110,839.47            $94,561.35            $94,561.35
                                                                  -------------         -------------         -------------
         Total                                                    $4,136,454.48         $3,961,058.96         $3,961,058.96

         Capitalized terms used herein have their respective meanings set forth in the Series 2003-1 Transition Property Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this 12th day of November, 2003.



                                   ONCOR ELECTRIC DELIVERY COMPANY,
                                   as Servicer


                                   By /s/ John M. Casey
                                   -------------------------------
                                   Name:  John M. Casey
                                   Title: Assistant Treasurer















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